UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 7, 2014, in contemplation of SLM Corporation’s (the “Company”) previously announced plan to separate into two distinct publicly-traded entities – an education loan management, servicing and asset recovery business, Navient Corporation (“Navient”), and a consumer banking business, the Compensation Committee of the Board of Directors approved the payment of the following cash payments to the Company’s named executive officers in recognition of their contributions toward the pending completion of the separation:

•	John F. Remondi, President and Chief Executive Officer – $200,000;

•	Joseph A. DePaulo, Executive Vice President, Banking and Finance – $150,000;

•	Laurent C. Lutz, Jr., Executive Vice President, General Counsel and Corporate Secretary – $150,000; and

•	Raymond J. Quinlan, Vice Chairman – $60,000.

Each of the aforementioned cash bonuses will be paid immediately prior to the separation, provided, that such individual continues to be employed by the Company on the payment date. As previously announced, the Company anticipates the separation of Navient will occur on April 30, 2014.

Additionally, on April 7, 2014, the Compensation Committee approved an additional cash award of $60,000 to each non-employee director of the Company in recognition of their increased obligations over the preceding year relative to the completion of the separation. Cash awards to non-employee directors will be paid immediately prior to the separation.

Separately, on April 7, 2014, the Compensation Committee approved the following: (i) for Messrs. DePaulo and Lutz, a cash bonus of $250,000 and $350,000, respectively, in recognition of additional responsibilities and contributions to the Company during 2014, to be paid prior to, and not contingent upon, the separation, provided that such individual is not terminated for cause prior to the payment date; and (ii) for Mr. DePaulo, the grant of the remaining one-third of Mr. DePaulo’s 2014 equity award with a grant date fair value of $756,000. Such award will be made following the separation unless Mr. DePaulo is terminated for cause prior to the grant date or resigns prior to the date of the separation, and will have terms substantially similar, to the extent applicable, to the awards made to senior executives with respect to 2014 equity awards, and, in certain circumstances, may be granted as a cash-settling award.

On April 8, 2014, the Board of Directors nominated the following individuals for election as director at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), which is scheduled to occur on June 25, 2014: Paul G. Child, Joseph A. DePaulo, Carter Warren Franke, Earl A. Goode, Ronald F. Hunt, Marianne Keler, Jed H. Pitcher, Frank C. Puleo, Raymond J. Quinlan, William N. Shiebler and Robert S. Strong. Messrs. Goode, Hunt, Puleo and Quinlan are current members of the Company’s Board of Directors and all director nominees are current directors of Sallie Mae Bank.

Upon completion of the separation, it is anticipated that Messrs. Child, DePaulo, Pitcher, Shiebler and Strong and Mses. Franke and Keler will be appointed to fill vacancies on the Board of Directors, which will be created as a result of previously announced resignations to occur in conjunction with the separation.

Finally, on April 8, 2014, Messrs. Anthony P. Terracciano, Wolfgang Schoellkopf and Howard H. Newman informed the Board of Directors of their decision not to stand for re-election as director at the Annual Meeting. Their decision was not due to any disagreement with the Company. Messrs. Terracciano, Schoellkopf and Newman have indicated their intention to continue to serve as director until the Annual Meeting and retire from the Board of Directors immediately thereafter.

ITEM 5.04	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

In connection with the preparation for the aforementioned separation, on April 11, 2014, the Company sent a notice to its directors and officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, informing them of a blackout period (the “Blackout Period”) that is being imposed on participants in the Company’s 401(k) Savings Plan (the “401(k) Plan”) and notifying them of the trading restrictions applicable to them during this Blackout Period. This notice was sent pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR, which generally prohibit executive officers and directors of an issuer from engaging in transactions involving the issuer’s equity securities acquired in connection with their service or employment as director or executive officer during any retirement plan blackout period. On April 9, 2014, the 401(k) Plan administrator delivered notice to the Company of the trading restrictions relating to the 401(k) Plan pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended.

A copy of the form of notice to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit

Exhibit Number	Description
99.1*	Form of Notice of Blackout Period to Directors and Executive Officers, dated April 11, 2014.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: April 11, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Form of Notice of Blackout Period to Directors and Executive Officers, dated April 11, 2014.

*	Filed herewith.